UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 15, 2006

Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way

Boise, Idaho  83716-9632

(Address of principal executive offices)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01       Entry into a Material Definitive Agreement

On September 15, 2006, the registrant, Micron Technology, Inc. (“Micron”) and Acclaim Innovations, LLC (“Acclaim”), an entity in which Micron owns a 48% interest, entered into a Settlement and Release Agreement and a Patent License Agreement with Toshiba Corporation (“Toshiba”).  Additionally, at the same time, Micron entered into a Patent Assignment Agreement with Toshiba.  Pursuant to the foregoing agreements, Toshiba will purchase certain Micron semiconductor technology patents and license patents owned by Lexar Media, Inc., a wholly-owned subsidiary of Micron, and Acclaim, in exchange for payments over a period of years totaling $288 million.  The Company is currently evaluating the appropriate accounting treatment relating to the transaction and the impact of the transaction on its results of operations.  In connection with the agreements, all pending litigation between either Lexar and Acclaim on the one hand, and Toshiba on the other hand, will be settled.

Item 8.01       Other Events

On September 15, 2006, the Company issued a press release relating to the settlement of litigation with Toshiba and the license and sale of certain patents to Toshiba.  A copy of the press release related to this announcement is attached as Exhibit 99.1 hereto.

Item 9.01       Financial Statements and Exhibits

(d)  Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release issued on September 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date: September 15, 2006	By:	/s/ W. G. Stover, Jr.
	Name:	W. G. Stover, Jr.
	Title:	Vice President of Finance and
Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED SEPTEMBER 15, 2006

Exhibit No.	Description

99.1	Press Release issued on September 15, 2006.